                                                                         Ex 99.1

(HUBBELL LOGO)

     Date: July 20, 2006                                  NEWS RELEASE

     For Release: IMMEDIATELY

                                                          HUBBELL INCORPORATED
                                                          584 Derby-Milford Road
                                                          P. O. Box 549
                                                          Orange, CT 06477
                                                          203-799-4100

     Contact: Thomas R. Conlin

                         HUBBELL REPORTS SECOND QUARTER

                SALES UP 16%, EARNINGS OF $.67 PER DILUTED SHARE

ORANGE, CT. (July 20, 2006) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported earnings per share of $.67, an increase of 16% compared to $.58 reported in the second quarter of 2005.

Sales for the quarter were $603.2 million, an increase of 16% over sales of $520.5 million reported for the second quarter of 2005. Net income of $41.6 million was 17% higher compared to $35.7 million reported for the second quarter of 2005.

For the first six months of 2006, sales were $1,176.2 million, an increase of 17% over the same period last year. Net income for the first six months was $81.3 million or $1.32 per diluted share compared to $64.5 million or $1.04 per diluted share, an increase of 27% in diluted earnings per share over last year's first six months.

The Strongwell-Lenoir City acquisition completed on June 1, 2006, and acquisitions completed in 2005 contributed four percentage points of the year-over-year sales comparison for both the second quarter and first half of 2006, and contributed to higher operating profit. Profit comparisons also include $2.7 million or $.03 per diluted share for stock-based compensation costs recorded in the second quarter of 2006, and $5.4 million or $.05 per diluted share recorded for the first half of 2006.

Cash flow from operations was $46.0 million in the first six months of 2006 compared to $50.7 million in the first half of 2005 including the impact of higher working capital requirements in support of the significant

                                   -continued-
volume growth in 2006. Capital expenditures were $38.1 million in the first six months of 2006 compared to $28.6 in the same period of the prior year with the increase primarily due to spending on the new Lighting headquarters. In addition, the Company repurchased approximately 963,000 shares of its stock during the first six months of 2006 for $42.5 million.

OPERATIONS REVIEW

"Hubbell reported another quarter of solid performance," said Timothy H. Powers, Chairman, President, and Chief Executive Officer. "We continue to see strength in most of our markets including commercial construction, maintenance and repair applications, and in utility products. Only residential construction appears to be declining as interest rate increases have had an impact.

"Two other factors in the quarter deserve note," Powers added. "First, as we progress through this peak year of initiatives and change, Electrical segment profitability is beginning the improvement that we predicted. Our production and delivery inefficiencies are being steadily resolved contributing to improved operating margin percentages despite SAP implementation and new product launch costs.

"Secondly, we completed our third SAP implementation encompassing the Power Systems segment and a number of additional Lighting operating units. The implementation went well and, though the higher costs associated with the implementation at Power Systems slightly reduced its operating margins for the quarter, we now have 75% of the Company 'live' on the system. The next implementation, scheduled for October 2006, will substantially complete the domestic implementation."

SEGMENT REVIEW

Sales for the Electrical segment were 11% higher at $419.2 million while operating income rose by 15% to $37.3 million. Each of the three businesses within the segment -- Wiring Systems, Lighting, and Electrical Products -- had higher sales compared to the equivalent period of the prior year with Wiring Systems and Lighting reporting double-digit comparisons. Most of the diverse markets served by the segment continued to exhibit positive trends with good order input. Operating profits reflect improved manufacturing production and efficiency levels due to higher volumes, offset by a continuation of the issues noted in the first quarter including new product investments in Wiring Systems, higher costs associated with SAP, and raw material, freight and energy cost increases throughout the segment.

                                   -continued-

As expected, delivery performance and manufacturing efficiency improved during the quarter, particularly at the Wiring Systems facilities. Improvements in manufacturing efficiency within the fluorescent lighting fixture business were made on schedule toward our goal of year-end resolution. Sales and marketing personnel were added for the Wiring Systems metal raceway product line which continued to exceed sales expectations since its introduction in late 2005. Additional investments were made for development, tooling, and marketing for new product introductions.

SAP implementation costs were higher in the quarter as the core design of the system has been completed and more of the costs incurred are recorded as expense versus capital, including support for current users.

Lastly, the segment experienced significantly higher costs in each business for materials including steel, aluminum, copper, and zinc and components ranging from lighting ballasts to brass connectivity devices. During the quarter, selling price increases were announced and implemented to counter these and other cost increases which, although not a meaningful benefit to this quarter's results, are expected to begin to mitigate these higher costs in the third quarter.

The Power Systems segment reported sales of $134.3 million, a 22% increase over the prior year while operating profit rose by 17% to $19.0 million. The Strongwell-Lenoir City acquisition completed on June 1, 2006, and the Delmar acquisition in Brazil completed in July 2005, added $14 million in sales and nearly $3 million in operating profit to the segment's results in the quarter. The second quarter also included additional costs associated with the SAP implementation and cost increases for materials in excess of price realization.

The Industrial Technology segment added another quarter of exceptional growth with sales up by 45%, operating profit up by more than 85%, and operating margin rising by over three percentage points to 15.7%. Strength in the segment's industrial markets, a leading position in specialty communications products, and 2005 acquisitions -- which contributed more than one-third of sales growth - - all contributed to the segment's record results.

SUMMARY AND OUTLOOK

"We're pleased with our performance during the quarter, not only in our results, but also in our accomplishments. We've reduced our supply chain difficulties at Wiring Systems, moved forward as

                                   -continued-
scheduled in addressing production issues within the fluorescent lighting fixture operations, and completed the third SAP implementation," Powers said.

"With the exception of residential construction, our markets remain positive, and we expect to continue to leverage our growth on that strength through the second half of 2006. Accordingly, we are raising our projection for 2006 for year-over-year sales growth to a range of 12-14%. Commodity and energy costs remain a continuing challenge and we have our next SAP implementation scheduled for October. Considering all of these factors and our actions to manage each, we are also raising our guidance for 2006 fully diluted earnings per share to a range of $2.75 to $2.90."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations. These statements may be identified by the use of forward-looking words or phrases such as "may", "projection", "guidance", "potential", "plan", "could", "expect", "expected", "uncertain", "goal", "probably", "likely", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the "Business" Section in the Annual Report on Form 10-K for the year ended December 31, 2005.

                                   -continued-

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2005 revenues of $2.11 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, Brazil, and the United Kingdom, participates in joint ventures in Taiwan and China, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                      #####

                       (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                   CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)


                            THREE MONTHS ENDED JUNE 30  SIX MONTHS ENDED JUNE 30
                                   (IN MILLIONS,              (IN MILLIONS,
                              EXCEPT PER SHARE DATA)     EXCEPT PER SHARE DATA)
                            --------------------------  ------------------------
                                   2006     2005            2006        2005
                                  ------   ------        --------    --------

NET SALES                         $603.2   $520.5        $1,176.2    $1,008.1
COST OF GOODS SOLD                 437.5    377.4(1)        852.0(1)    728.3(1)
SELLING & ADMINISTRATIVE
  EXPENSES                         102.9     88.0           202.0       180.4(2)
SPECIAL CHARGES                      1.4      2.2             2.9         4.1
                                  ------   ------        --------    --------
TOTAL OPERATING INCOME              61.4     52.9           119.3        95.3
  OPERATING INCOME AS A %
  OF NET SALES                      10.2%    10.2%           10.1%        9.5%
INTEREST EXPENSE, NET               (2.2)    (2.8)           (4.1)       (5.6)
OTHER INCOME, NET                    0.5       --             0.8         0.1
                                  ------   ------        --------    --------
INCOME BEFORE INCOME TAXES          59.7     50.1           116.0        89.8
PROVISION FOR INCOME TAXES          18.1     14.4            34.7        25.3
                                  ------   ------        --------    --------
NET INCOME                        $ 41.6   $ 35.7        $   81.3    $   64.5
                                  ======   ======        ========    ========

EARNINGS PER SHARE:
 BASIC                            $ 0.68   $ 0.58        $   1.34    $   1.05
 DILUTED                          $ 0.67   $ 0.58        $   1.32    $   1.04

AVERAGE SHARES OUTSTANDING:
 BASIC                              60.7     61.0            60.6        61.2
 DILUTED                            61.6     61.9            61.4        62.3

(1)   COST OF GOODS SOLD INCLUDES SPECIAL CHARGES OF $0.2 FOR YEAR-TO-DATE 2006 AND $0.5
      FOR THE SECOND QUARTER AND YEAR-TO-DATE 2005 RELATED TO ELECTRICAL SEGMENT STREAMLINING.

(2)   2005 SELLING & ADMINISTRATIVE EXPENSES INCLUDES $4.6 OF TRANSACTIONAL EXPENSES IN SUPPORT
      OF THE COMPANY'S STRATEGIC GROWTH INITIATIVES.

                              HUBBELL INCORPORATED
                               SEGMENT INFORMATION
                                   (UNAUDITED)


                            THREE MONTHS ENDED JUNE 30  SIX MONTHS ENDED JUNE 30
                                  (IN MILLIONS)              (IN MILLIONS)
                            --------------------------  ------------------------
                                  2006     2005              2006     2005
                                 ------   ------           -------- --------

NET SALES
 ELECTRICAL                      $419.2   $376.4          $  810.3  $  729.8
 POWER                            134.3    109.9             266.6     208.6
 INDUSTRIAL TECHNOLOGY             49.7     34.2              99.3      69.7
                                 ------   ------          --------  --------
     TOTAL NET SALES             $603.2   $520.5          $1,176.2  $1,008.1
                                 ======   ======          ========  ========

OPERATING INCOME
 ELECTRICAL                      $ 38.7   $ 35.2          $   71.8  $   68.5
 SPECIAL CHARGES                   (1.4)    (2.7)             (3.1)     (4.6)
                                 ------   ------          --------  --------
   TOTAL ELECTRICAL                37.3     32.5              68.7      63.9
 POWER                             19.0     16.2              39.5      26.9
 INDUSTRIAL TECHNOLOGY              7.8      4.2              16.5       9.1
                                 ------   ------          --------  --------
         SUBTOTAL                  64.1     52.9             124.7      99.9
 STOCK-BASED COMPENSATION          (2.7)      --              (5.4)       --
 UNUSUAL ITEM                        --       --                --      (4.6)(1)
                                 ------   ------          --------  --------
     TOTAL OPERATING INCOME      $ 61.4   $ 52.9          $  119.3  $   95.3
                                 ------   ------          --------  --------

(1)   2005 UNUSUAL ITEM OF $4.6 REPRESENTS TRANSACTIONAL EXPENSES IN SUPPORT OF THE COMPANY'S
      STRATEGIC GROWTH INITIATIVES, INCLUDED IN SELLING & ADMINISTRATIVE EXPENSES.

                              HUBBELL INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                  JUNE     DECEMBER
                                                  2006       2005
                                                --------   --------
ASSETS

CASH AND CASH EQUIVALENTS                       $   48.4   $  110.6
SHORT-TERM INVESTMENTS                              21.3      121.3
ACCOUNTS RECEIVABLE, NET                           377.1      310.4
INVENTORIES, NET                                   306.1      237.1
DEFERRED TAXES AND OTHER                            45.0       40.7
                                                --------   --------
   TOTAL CURRENT ASSETS                            797.9      820.1

PROPERTY, PLANT AND EQUIPMENT, NET                 298.3      267.8
INVESTMENTS                                         58.6       78.8
GOODWILL                                           411.3      351.5
INTANGIBLE ASSETS AND OTHER                        180.3      148.8
                                                --------   --------
   TOTAL ASSETS                                 $1,746.4   $1,667.0
                                                ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

SHORT-TERM DEBT                                 $    8.8   $   29.6
ACCOUNTS PAYABLE                                   205.7      159.5
ACCRUED SALARIES, WAGES AND EMPLOYEE BENEFITS       41.6       41.4
ACCRUED INCOME TAXES                                21.5       20.0
DIVIDENDS PAYABLE                                   20.1       20.2
OTHER ACCRUED LIABILITIES                          102.4       89.8
                                                --------   --------
   TOTAL CURRENT LIABILITIES                       400.1      360.5

LONG-TERM DEBT                                     199.3      199.2
OTHER NON-CURRENT LIABILITIES                      113.4      109.2
                                                --------   --------
   TOTAL LIABILITIES                               712.8      668.9

SHAREHOLDERS' EQUITY                             1,033.6      998.1
                                                --------   --------
   TOTAL LIABILITIES & SHAREHOLDERS' EQUITY     $1,746.4   $1,667.0
                                                ========   ========

                              HUBBELL INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (UNAUDITED)

                                                                        SIX MONTHS ENDED JUNE 30
                                                                              (IN MILLIONS)
                                                                        ------------------------
                                                                             2006     2005
                                                                            ------   ------
CASH FLOWS FROM OPERATING ACTIVITIES
   NET INCOME                                                               $ 81.3   $ 64.5
   DEPRECIATION AND AMORTIZATION                                              26.9     24.4
   STOCK-BASED COMPENSATION                                                    5.4       --
   TAX BENEFIT FROM EXERCISE OF STOCK OPTIONS                                 (3.6)      --
   CHANGES IN WORKING CAPITAL                                                (66.2)   (36.7)
   CONTRIBUTION TO DOMESTIC, QUALIFIED, DEFINED BENEFIT PENSION PLANS           --    (10.0)
   OTHER, NET                                                                  2.2      8.5
                                                                            ------   ------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                               46.0     50.7
                                                                            ------   ------
CASH FLOWS FROM INVESTING ACTIVITIES
   CAPITAL EXPENDITURES                                                      (38.1)   (28.6)
   ACQUISITION OF BUSINESS, NET OF CASH ACQUIRED                            (115.7)    (5.5)
   NET PROCEEDS FROM INVESTMENTS                                             119.8    106.0
   OTHER, NET                                                                  1.5      2.9
                                                                            ------   ------
      NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES                    (32.5)    74.8
                                                                            ------   ------
CASH FLOWS FROM FINANCING ACTIVITIES
   PAYMENT OF SHORT-TERM DEBT                                                (20.9)      --
   PAYMENT OF DIVIDENDS                                                      (40.1)   (40.5)
   PROCEEDS FROM EXERCISE OF STOCK OPTIONS                                    23.5     14.7
   ACQUISITION OF COMMON SHARES                                              (42.5)   (45.5)
   TAX BENEFIT FROM EXERCISE OF STOCK OPTIONS                                  3.6       --
                                                                            ------   ------
      NET CASH USED IN FINANCING ACTIVITIES                                  (76.4)   (71.3)
                                                                            ------   ------
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS           0.7     (0.8)
                                                                            ------   ------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                             (62.2)    53.4
CASH AND CASH EQUIVALENTS
   BEGINNING OF PERIOD                                                       110.6    139.9
                                                                            ------   ------
   END OF PERIOD                                                            $ 48.4   $193.3
                                                                            ======   ======

CERTAIN PRIOR YEAR AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE CURRENT YEAR PRESENTATION.